CSFB 05-9

Group 5

Pay rules

1.

Pay the NAS Priority Amount to the 5N1

2.

Concurrently:

a.

26.5686837167% sequentially to the 5S1 and 5L1 until retired

b.

73.4313162833% allocated as follows:

i.

Beginning on the 1st Distribution date pay the lesser of (x) 99.99% of principal available in this step 2bi or (y) $268,532 to the 5A9 until retired

ii.

Pay the 5A7 until retired

iii.

Pay the 5A9 until retired

iv.

Pay the 5L1 until retired

3.

Pay the 5N1 until retired

Notes

Pxing Speed = 100ppc ( 8 CPR TO 24 CPR OVER 12 MONTHS, 24 CPR THEREAFTER)

NAS bonds = 5N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 5N1 Balance/Total Non-PO Balance

Settlement = 9/30/05